Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 7, 2021, except for the stock split described in Note 1, which is as of August 2, 2021, incorporated herein by reference with respect to the consolidated financial statements of Cadre Holdings, Inc. appearing in Registration Statement No. 333-257849 on Form S-1 and to the reference to our firm under the heading “Experts” in the prospectus in such Registration Statement.

/s/ KPMG LLP

Jacksonville, Florida

November 3, 2021